EXHIBIT 32.1

Certification pursuant to

18 U.S.C. Section 1350,

as adopted pursuant to

Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the Annual Report of SP Bancorp, Inc. (“Company”) on Form 10-K for the period ended December 31, 2013 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), the undersigned hereby certify pursuant to 18 U.S.C. §1350, as adopted pursuant to §906 of the Sarbanes-Oxley Act of 2002, that to the best of the undersigned’s knowledge:

(1)	the Report fully complies with the requirements of Sections 13(a) of the Securities Exchange Act of 1934; and

(2)	the information contained in the report fairly presents, in all material respects, the financial condition and results of operations of the Company.

February 28, 2014	/s/ Jeffrey L. Weaver
Date	Jeffrey L. Weaver
President and Chief Executive Officer

February 28, 2014	/s/ Suzanne C. Salls
Date	Suzanne C. Salls
Executive Vice President and Chief Financial Officer